UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 7, 2003

AERO GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Utah	0-30492	84-0771180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6213 Aviation Ave.

Jacksonville, Florida 32221

(Address of Principal Executive Office) (Zip Code)

(904) 908-9088

(Registrant’s telephone number, including area code)

Diversified Resources Group, Inc.

1389 General Aviation Dr., Hangar 16

Melbourne, Florida 32935

(Former Name or Former Address, If Changed Since Last Report.)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 7, 2003, Michaelson & Company, P.A. sent a letter to the registrant notifying the registrant that Michaelson & Company, P.A. would no longer serve as registrant’s independent accountant. The registrant never received this letter because it was sent to the registrant’s prior address. On November 24, 2003, registrant received a letter from the Securities and Exchange Commission indicating that it had received notification of the resignation of Michaelson & Company.

For the two most recent fiscal years and through the date of this report, Michaelson & Company, P.A. was engaged by the registrant as its independent auditor, and there have been no disagreements with Michaelson & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements if not resolved to its satisfaction would have caused Michaelson & Company, P.A. to make reference thereto in its report to be issued on the financial statements. During the two most recent fiscal years and through the date of this report, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). Michaelson & Company, P.A. never issued a report on the registrant’s audited financial statements as of and for the registrant’s two most recent fiscal years; accordingly they did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The registrant has requested that Michaelson & Company, P.A. furnish it with a letter addressed to the Securities and Exchange Commission stating whether Michaelson & Company, P.A. agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to this report on Form 8-K.

ITEM 5. OTHER EVENTS

None.

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTORS

None.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c ) Exhibits.

16.1

Letter of Michaelson & Company, P.A. to the Securities and Exchange Commission dated February 20, 2004.

ITEM 8. CHANGE IN FISCAL YEAR

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, this 20th day of February, 2004.

AERO GROUP INCORPORATED

By:

/s/ MARK DANIELS

Mark Daniels,

Chief Executive Officer

EXHIBIT INDEX

16.1

Letter of Michaelson & Company, P.A. to the Securities and Exchange Commission dated February 20, 2004.